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                                                                     Exhibit 2.1
                                                                     -----------

                             DATED 28 AUGUST 2000


                       BOTTOMLINE TECHNOLOGIES (de), INC

                                      and

                       MERCURY ASSET MANAGEMENT LIMITED,
                      P.K. ROOKE, A. McCALLUM and OTHERS


                   _________________________________________

                           SHARE PURCHASE AGREEMENT
                   _________________________________________

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                                       1
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THIS AGREEMENT is made on  28 AUGUST 2000 BETWEEN:

(1) THE PERSONS whose names and addresses are set out in column (A) of Schedule 1 (each a "Seller" and together the "Sellers"); and

(2) BOTTOMLINE TECHNOLOGIES (de), INC., a Delaware corporation whose principal place of business is at 155 Fleet Street, Portsmouth, New Hampshire 03801, U.S.A. ("Purchaser").

WHEREAS:

(A) CHECKPOINT (HOLDINGS) LIMITED (the "Company") is a private company limited by shares short particulars of which are set out in Schedule 2 having an authorised capital of (Pounds)240,000 divided into 1,608,000 'A' ordinary shares of 10 pence each ("'A' Ordinary Shares"), 240,000 'B' ordinary shares of 10 pence each ("'B' Ordinary Shares") and 552,000 Ordinary Shares of 10 pence each ("10 pence Ordinary Shares") of which 1,608,000 'A' Ordinary Shares, 240,000 'B' Shares and 424,250 10 pence Ordinary Shares have been issued fully paid or credited as fully paid (together the " Shares").

(B) The Sellers are beneficially entitled to all the issued share capital of the Company in the proportions set out opposite their respective names in column (B) of Schedule 1.

(C) The Company is the beneficial owner of the entire issued share capitals of all the companies short details of which are set out in Schedule 3.

(D) The Sellers wish to sell and, in reliance upon, inter alia, the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Company on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.   Interpretation

(1)  In this agreement:

     "Accounts" means in relation to the Company: (a) its audited consolidated statements of income for each of the last three financial years including the year ended on the Accounts Date and (b) its consolidated balance sheets and its changes in shareholder's equity and cash flows for each of the last two financial years including the year ended on the Accounts Date;

     "Accounts Date" means 30 April 2000;

     "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purpose of identification only by the Sellers' Solicitors and the Purchaser's Solicitors and appended to this agreement;
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                                       2

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     "Balance Sheet " means the balance sheet for the fiscal year ended 30 April
     2000;

     "Cash Consideration" means that part of the consideration for the sale of the Shares as is payable in cash under clause 3;

     "Companies" means the Company and the Subsidiaries and "Company" means any of them;

     "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of any one or more Company taken as a whole;

     "Completion" means completion of the sale and purchase of the Shares in accordance with clause 9;

     "Consideration" means the consideration payable in respect of the Shares at Completion under clause 3(1);

     "Consideration Shares" means the common stock of the Purchaser to be issued to the Sellers credited as fully paid under clause 3 and any common stock issued or issuable with respect to such common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalisation, merger, consolidation or other reorganisation; in addition, any shares issuable in repayment of all or any of the amount due under the MAM Note and the Shareholder Loan Note;

     "Disclosure Letter" means the letter of the same date as this agreement from the Sellers to the Purchaser;

     "First Retention and Escrow Agreement" means the first retention and escrow agreement in the Agreed Form whereby certain consideration for the sale of the shares is retained in escrow in accordance with the terms therein;

     "French Sale Agreement" means the agreement dated 22 February 2000 between Checkpoint Security Services Limited and Oakhurst Security Limited in relation to the sale of shares in Compagnie Nationale des Machines de Bureau;

     "Insolvency Act" means Insolvency Act 1986;

     "Intellectual Property Rights" means trade marks, service marks, trade and business names, rights in designs, patents, copyright, database rights, moral rights and rights in know-how and other intellectual property rights in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

     "Loan Notes" means the loan notes in the Agreed Form to be issued to the Sellers in the proportion set out against their name in Schedule 1;

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                                       3
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     "MAM" means Mercury Asset Management Limited;

     "MAM Note" means the loan note dated 11 March 1999 issued by the Company to Mercury Asset Management Limited;

     "Marketing Information" means all information relating to the marketing of any products or services, including customer names and lists, sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials;

     "Mexican Sale Agreement" means the agreement dated 28 April 2000 between Checkpoint Security Services Limited and Thomas Anthony Gibson in relation to the sale of shares in Checkpoint International S.A. de C.V.;

     "Nat West Revolving Loan" means the revolving loan facility provided under an agreement dated 11 March 1999 between Broomco (1744) Limited (former name of Checkpoint (Holdings) Limited and National Westminster Bank Plc;

     "Nat West Term Loan" means the term loan facility provided under an agreement dated 11 March 1999 between Broomco (1744) Limited (former name of Checkpoint (Holdings) Limited) and National Westminster Bank Plc

     "NIC" means all employee's National Insurance Contributions and interest or penalties thereon due or payable as a result of the grant or exercise of the Options;

     "Options" means all rights or options issued by the Company at any time prior to Completion to its employees for the exercise of any equity security of the Company;

     "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

     "Properties" means the properties shortly described in Schedule 4 and "Property" means any of them and includes every part of each of them;

     "Purchaser's Accountants" means Ernst & Young of 200 Clarendon Street, Boston, Massachusetts 02115-5072, U.S.A;

     "Purchaser's Solicitors" means Brobeck Hale and Dorr of Hasilwood House, 60 Bishopsgate, London EC2N 4AJ;

     "Retention and Escrow Agreements" means the First and Second Retention and Escrow Agreements in the Agreed Form whereby certain Consideration for the sale of the Shares is retained in escrow in accordance with the terms therein;
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                                       4
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     "Second Retention and Escrow Agreement" means the second retention and escrow agreement in the Agreed Form whereby certain consideration for the sale of the shares is retained in escrow in accordance with the terms therein;

     "Seller" includes the estate and personal representatives of a Seller;

     "Sellers' Accountants" means Ernst & Young of Apex Plaza, Reading, RG1 1YE;

     "Sellers' Representatives" means Mercury Asset Management Limited, 33 King William Street, London EC4R 9AS and Peter Fortune, 39a St Peter's Avenue, Caversham, Reading, Berkshire RG1 7JX and reference to "Seller's Representative" shall mean any one of them;

     "Sellers' Solicitors" means DLA of Victoria Square House, Victoria Square, Birmingham B2 4DL;

     "Shares" means all the ordinary shares of whatever class in the capital of the Company;

     "Shareholder Loan Note" means the loan notes issued by the Company and held by Messrs. Rooke and McCallum;

     "Subsidiaries" means all the companies mentioned in Schedule 3 and "Subsidiary" means any of them and shall, as the context requires, mean a subsidiary for the purposes of the Companies Act 1985 ;

     "TCGA 1992" means Taxation of Chargeable Gains Act 1992;

     "Tax Deed" means the Tax Deed in the Agreed Form;

     "Taxes Act 1988" means Income and Corporation Taxes Act 1988;

     "US$" means US dollars, the lawful currency of the United States of America;

     "VATA 1994" means the Value Added Tax Act 1994;

     "Warrants" means the warrant for the purchase of shares in the capital of Bottomline in the Agreed Form to be issued by the Purchaser pursuant to clause 3(1);

     "Warranties" means the representations and warranties on the part of the Sellers contained in clause 5(1) and Schedule 5.
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                                       5
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(2)  In this agreement any reference, express or implied, to an enactment includes references to:

     (a) that enactment as amended, extended or applied by or under any other enactment (before or after signature of this agreement);

     (b) any enactment which that enactment re-enacts (with or without modification); and

     (c) any subordinate legislation made (before or after signature of this agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above;

     and "enactment" includes any legislation in any jurisdiction.

(3) Where any statement is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge, information and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after careful enquiry of the following individuals: P Fortune, C Peck, S Cutler, N Savory and P Fannon brief particulars of whom are set out in Schedule 1.

(4) A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

(5) Words denoting persons shall include bodies corporate and unincorporated associations of persons.

(6)  Subclauses (1) to (5) above apply unless the contrary intention appears.

(7)  The headings in this agreement do not affect its interpretation.

2.   Sale and purchase of the Shares

(1) Each of the Sellers shall sell with full title guarantee and the Purchaser shall purchase those of the Shares set opposite the Seller's name in
     Schedule 1 together with all rights attaching to them.

(2)  Each of the Sellers covenants with the Purchaser as follows:

     (a) that he has the right to sell and transfer with full title guarantee the Shares set opposite his name in Schedule 1 to the Purchaser on the terms set out in this agreement; and

     (b) that on or after Completion he will, at his own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time require in order to vest any of the Shares set opposite his name in Schedule 1 in the Purchaser to give full effect to this agreement. For the avoidance of
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                                       6
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          doubt the Purchaser shall be solely responsible for the payment of any stamp duty relating to the sale and transfer of the Shares.

(3) The Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties.

(4) The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this agreement.

3.   Consideration

(1)  The consideration for the sale of the Shares shall be:

     (a) the sum of (Pounds)3,306,580.97 payable by the Purchaser in cash on Completion;

     (b) the issue by Bottomline at Completion to the Sellers of 1,013,333 shares of common stock in the capital of Bottomline;

     (c) the issue by Bottomline at Completion of the Warrants to those persons detailed in column G of schedule 1 for the benefit of the Sellers; and

     (d) the issue by Bottomline at Completion of the Loan Notes to those persons detailed in column H of schedule 1 for the benefit of the Sellers.

(2) The Sellers shall be entitled to the Consideration Shares, the Cash, the Loan Notes and the Warrants Consideration in the proportions shown in columns (C) (D), (E), (F) respectively of Schedule 1.

(3) All payments to be made under this clause shall be made in full without set-off or counterclaim and free and clear of and without any deduction whatsoever except as expressly set out in this agreement.

4.   Consideration Shares

     The Consideration Shares will rank pari passu in all respects with the common stock of par value US$0.001 in the capital of the Purchaser in issue at the date of their allotment.

5.   SELLERS' Warranties

(1)  The Sellers represent and warrant to the Purchaser that:

     (a) except as fully and fairly disclosed to the Purchaser in the Disclosure Letter, each of the statements set out in Schedule 5 is true and accurate.

     (b) all facts set out in Part B of the Disclosure Letter are true and accurate and fairly presented and nothing has been omitted from the Disclosure Letter which renders any of those facts incomplete or misleading.
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(2)  Each of the Warranties set out in the several paragraphs of Schedule 5 is separate and independent and except as expressly provided to the contrary in this agreement is not limited:

     (a)  by reference to any other paragraph of Schedule 5; or

     (b)  by anything in this agreement or the Tax Deed,

     and none of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser.

(3) Each Seller agrees with the Purchaser (as trustee for each Company and its employees) to waive any rights or claims which he may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Company or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

(4) Without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being untrue or misleading or being breached, each Seller undertakes with the Purchaser (for itself and as trustee for each Company) that he shall, at the direction of the Purchaser, pay to the Purchaser, the Company concerned or (in the case of liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any deficiency or liability of the Company concerned which arises from any of the Warranties being untrue, misleading or breached and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached. For the avoidance of doubt, nothing in the clause shall relieve the Purchaser of its general legal obligation to mitigate any loss or damage if any.

(5) Save for Warranty A.4 which shall not be limited in any way, in the absence of fraud, dishonesty or wilful concealment on the part of the Sellers or their agents the liability of the Sellers in respect of all claims under the Warranties and for the Tax Deed:

     (a) shall not in aggregate exceed the amount of the First Retention and Escrow Agreement;

     (b)  shall not arise (i) for any claim less than (Pounds)5,000; or

          (ii) (when aggregated with any liability under the Tax Deed) unless the amount of all claims made in respect of the Warranties and/or the Tax Deed (or which would have been made but for the operation of this sub-clause 5 or the corresponding provision in the Tax Deed) exceeds (Pounds)50,000; and

     (c)  shall terminate;

          (i) subject to clause 5(6)(b) on the first anniversary of Completion (the "Tax Term") in respect of those matters set out in Part D (Taxation)
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                                       8
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               of Schedule 5 and any other matters so far as they relate to taxation; and

          (ii) on the first anniversary of Completion in respect of all other matters contained in Schedule 5,

          except in respect of any claim of which notice in writing stating in reasonable detail the nature of the claim (and if possible the amount claimed) is given to the Sellers or the Sellers' Solicitors before that date,

     (d) The Liability of the Sellers under Warranty A4 shall not exceed the Consideration.

(6) (a) The Sellers' Representative undertakes on behalf of all the Sellers to effect and maintain insurance (the "Insurance") in accordance with the instructions of the Purchaser but not to be less than for a period to the third anniversary of Completion (such instructions to be given no later than 120 days from Completion), with regard to liability to taxation, arising or incurred in respect of those matters set out in part D (Taxation) of Schedule 5 and/or the Tax Deed. The parties hereby agree that the cost of effecting and maintaining such insurance shall not exceed $250,000, fifty percent of such cost to be borne by the Sellers and deposited by them in the First Retention and Escrow Account in accordance with the terms therein and the remaining cost to be borne by the Purchaser.

     (b) In the event that insurance is effected, or if the Sellers' Representative does not comply with the Purchaser's reasonable instruction as detailed above, the Tax Term shall increase to the third anniversary of Completion and the liability of the Sellers under the taxation warranties and/or the Tax Deed by the amount of the Insurance or if insurance is not effected due to the reason of the Seller's Representative failing to comply with the Purchaser's reasonable instructions by the amount of US$8 million.

     (c) For the avoidance of doubt, if insurance is effected and maintained between Completion and the third anniversary then the Sellers shall have no liability whatsoever for any claim set out in part D (Taxation) of Schedule 5 and/or the Tax Deed other than as provided for and paid (regardless of any excess or other limitations imposed by the policy relating to the Insurance) in full by the Insurance.

(7) Any payment made by the Sellers in respect of a breach of the Warranties or a liability under the Tax Deed shall be deemed to be a reduction in the Consideration.

(8) Except for Warranty A.4 and which shall not be limited in any way, the Sellers' liability under the Warranties shall be limited as detailed in
     Schedule 6.

(9) The liability of the Sellers for Warranty A.4 in Schedule 5 and for the covenants under clause 2(1), 2(2) and 2(3) is several.
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                                       9
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6.   PURCHASER WARRANTIES

(1) The Purchaser is a corporation duly organised, validly existing and in good standing under the laws of the State of Delaware.

(2) The Purchaser has all requisite power and authority to execute and deliver this agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorised by all necessary corporate action on the part of the Purchaser.

(3) The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Shares, the Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Without prejudice to the representations and warranties given by the Sellers herein, the Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

7.   Tax Deed

     The Sellers shall on Completion enter into the Tax Deed in favour of the Purchaser.

8.   Sellers' COVENANTS

(1) Each of P Fortune, C Peck, S Cutler, A McCallum, P Rooke, J Clarke, C. Conway, N Savory and P Fannon (the "Key Executives") covenants with the Purchaser (for itself and as trustee for each Company) that he shall not:

     (a) for a period of two years from Completion be concerned in any business carrying on business in the United Kingdom which is competitive or likely to be competitive with any of the businesses carried on by a Company at Completion; or

     (b) for a period of two years from Completion and except on behalf of a Company canvass or solicit orders for goods of similar type to those being manufactured or dealt in or for services similar to those being provided by any Company at Completion from any person who is at Completion or has been at any time within the year prior to Completion a customer of a Company; or

     (c) for a period of two years from Completion induce or attempt to induce any supplier of a Company to cease to supply, or to restrict or vary the terms of supply, to that Company; or
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                                      10
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     (d)  for a period of two years from Completion induce or attempt to induce any director or senior employee of a Company to leave the employment of that Company; or

     (e) make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of any Company or its customers or suppliers; or

     (f) use or (insofar as he can reasonably do so) allow to be used (except by the Companies) any trade name used by a Company at Completion or any other name intended or likely to be confused with such a trade name.

(2)  For the purposes of subclause (1) above:

     (a) a Key Executive is concerned in a business if he carries it on as principal or agent or if:

          (i) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business; or

          (ii) he has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

          (iii) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business, disregarding any financial interest of a person in securities which are listed or traded on any generally recognised market if that person, the Key Executive and any person connected with him or them (the "Investors") are together interested in securities which amount to less than five per cent. of the issued securities of that class and which, in all circumstances, carry less than five per cent. of the voting rights (if any) attaching to the issued securities of that class, and provided that none of the Investors is involved in the management of the business of the issuer of the securities or of any person connected with it other than by the exercise of voting rights attaching to the securities; and

     (b)  references to a Company include its successors in business;


     (c) the restrictions in this clause 8 shall not apply to N Savory or P Fannon respectively if the respective individual is dismissed by the Company from its employ for reasons other for gross misconduct.

(3) Each of the restrictions in each paragraph or subclause above shall be enforceable by the Purchaser independently of each of the others and its validity shall not be affected if any of the others is invalid.

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                                      11

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(4)  If any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

(5) The Key Executives acknowledge that the above provisions of this clause are no more extensive than is reasonable to protect the Purchaser as the purchaser of the Shares.

(6) If by virtue of any provision of this agreement or of any other agreement or arrangement of which this agreement forms part, such agreement or arrangement is subject to registration under the Restrictive Trade Practices Act 1976 (as amended) and is not a non-notifiable agreement, none of the parties to such agreement or arrangement who carries on business within the United Kingdom shall give effect to, or enforce or purport to enforce the agreement or arrangement in respect of any such provision until the day after particulars of the agreement or arrangement have been furnished to the Director General of Fair Trading under section 24 of that Act.

(7) The Key Executives covenant with the Purchaser to procure that all relevant records, papers and information (including, without limitation, records and working papers of any and all accountants of the Company), required by the Purchaser to prepare and submit the financial statements required by Item 7 of Form 8-K shall be made available to the Purchaser within the period contemplated by instruction B to such Form.

(8) For the avoidance of doubt and for the purposes of this clause 8 the "business carried on by the Company at Completion" shall not include the electro-mechanical business of Checkpoint Security Services Limited carried on prior to Completion.

9.   COMPLETION

(1) Completion shall take place at the offices of the Purchaser's Solicitors immediately after the signature of this agreement.

(2)  At Completion the Sellers shall procure:

     (a)  the delivery to the Purchaser of:

          (i) duly executed transfers in favour of the Purchaser or its nominee(s) of all the Shares;

          (ii) the share certificate(s) representing the Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

          (iii) the certificate of incorporation, common seal, minute books, statutory registers and share certificate books of each Company;

          (iv)   the title deeds and documents relating to the Properties;

          (v)    the Tax Deed duly executed by the Sellers and the Companies;

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                                      12

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          (vi)   the resignations of certain directors of each Company as
                 requested by the Purchaser, in each case acknowledging under seal that he has no claim against the Companies whether for loss of office or otherwise;

          (vii) the Retention and Escrow Agreements duly executed by the parties referred to therein;

          (viii) a letter from the present auditors of each Company confirming that had they been requested to resign at completion, they would have done so by giving a notice which would have contained a statement in accordance with section 394 of the Companies Act and that the amount due to them by each Company on account of fees and expenses does not in aggregate exceed (Pounds)115,000 together with the undertaking referred to Warranty B.1(3);

          (ix) evidence to the reasonable satisfaction of the Purchaser that the Nat West Term Loan has been repaid in full by the Company and that any and all security given in favour of Nat West Bank in respect of the Nat West Loan by any Company has been discharged irrevocably and unconditionally by Nat West Bank;

          (x) evidence to the reasonable satisfaction of the Purchaser of the tender and cancellation by the Company against delivery of the MAM Note and the Shareholder Loan Note in the agreed manner;

          (xi) certificates from each of the banks at which the Company and the Subsidiaries maintain accounts of the amounts standing to the credit or debit of such accounts at the close of the previous business week preceding Completion together with a list of all unpresented cheques and uncleared lodgements which upon presentation or clearance would be debited or credited to such accounts; and

          (xii) written undertakings from Smith and Williamson to co-operate with the Purchaser and the Company in the preparation of the Form 8K more particularly described in clause 8(7),

          (xiii) a letter from the Sellers' solicitors concerning the status of certain documents entered into by the Company and Messrs Rooke and McCallum.

     (b) that a board meeting of each Company is held at which it is resolved that:

          (i) such persons as the Purchaser nominates are appointed as additional directors and the secretary of that Company; and

          (iii) the transfers referred to in paragraph (a) above (subject only to their being duly stamped) are approved for registration;

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                                      13

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(3)  Upon completion of all the matters referred to in subclause (2) above the
     Purchaser shall:

     (a)  pay the Cash Consideration to the Sellers;

     (b)  issue the Consideration Shares;

     (c)  issue the Warrants for the benefit of the Seller;

     (d)  issue the Loan Notes for the benefit of the Sellers; and

     (e) deliver to the Sellers' Solicitors a duly executed counterpart of the Tax Deed.

(4) If for any reason the provisions of subclause (2) above are not fully complied with the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion.

10.  GUARANTEES

(1) The Sellers shall procure that on Completion each Company is released from all guarantees and indemnities given by it other than a guarantee or indemnity in respect only of the liabilities of any Company.

(2) The Purchaser shall use reasonable endeavours to procure that as from Completion each Seller is released from all guarantees and indemnities given by him in respect of obligations of any Company and of which full particulars are contained in the Disclosure Letter and pending his release the Purchaser shall indemnify him against all liabilities under those guarantees and indemnities.

11.  BANK ACCOUNTS


     The Sellers shall procure that all bank accounts (the "Bank Account") maintained by the Company shall at Completion contain in unconditionally cleared funds the sum of (Pounds)360,000 (the "Balance"). If the Bank Account contains a sum less than the Balance (the "Shortfall") the Sellers shall on demand pay to the Purchaser in cleared funds a sum equal to the Shortfall.


12.  REGISTRATION RIGHTS

(1)  Required Registration of Demand Shares
     --------------------------------------

     Immediately following the Completion, the Sellers who hold in aggregate at least 270,000 shares (representing 20% of the Consideration Shares) may request in writing, on no more than two occasions during the first twenty-four months following the Completion, that the Purchaser register for sale under the Securities Act of 1933, as amended, (the "Securities Act") a number of Consideration Shares which shall neither (i) exceed in the aggregate a number equal to (A) $35,000,000 divided by (B)

________________________________________________________________________________

________________________________________________________________________________


     the average last reported sale price per share of the Purchaser's Common Stock on the Nasdaq National Market for the ten consecutive trading days preceding the date of this Agreement nor (ii) in either instance be less than the number equal to (A) $7,000,000 divided by (B) the last reported sale price per share of the Purchaser's Common Stock on the Nasdaq National Market for the ten consecutive trading days preceding the date of this Agreement (the "Demand Shares"). The Purchaser shall file with the Securities and Exchange Commission (the "SEC"), within 60 days following receipt of any such request, a registration statement on Form S-3 covering the resale to the public by the Sellers of the Demand Shares (the "Seller Registration Statement"). The Purchaser shall use its best efforts to cause the Seller Registration Statement to be declared effective by the SEC as soon as practicable, provided that the Seller Registration Statement shall
                          --------
     not be declared effective until after the Purchaser has filed a Form 8-K covering the transaction contemplated by this Agreement, if such Form 8-K is required to be filed pursuant to Rule 13a-11 or Rule 15d-11 of the Securities Exchange Act of 1934, as amended. The Purchaser shall cause the Seller Registration Statement to remain effective until the date two years after the date of Completion or such earlier time as all of the Demand Shares covered by the Seller Registration Statement have been sold pursuant thereto.

(2)  Limitations on Registration Rights
     ----------------------------------

     (a) The Purchaser may, by written notice to the Sellers, (i) delay the filing or effectiveness of the Seller Registration Statement or (ii) suspend the Seller Registration Statement after effectiveness and require that the Sellers immediately cease sales of shares pursuant to the Seller Registration Statement, in the event that (A) the Purchaser files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a primary public offering of its securities for acquisition purposes, financing or otherwise, or (B) the Purchaser is engaged in any activity or transaction or preparations or negotiations for any activity or transaction the disclosure of which would be adverse in its reasonable judgement, if the Purchaser determines in good faith that the public disclosure requirements imposed on the Purchaser under the Securities Act in connection with the Seller Registration Statement would require disclosure of such activity, transaction, preparations or negotiations; provided that, in such event: (A) Such Sellers shall be entitled to withdraw any such request made under subclause (1) and, if withdrawn, such request shall not count as one of the two requests for required registration of Demand Shares permitted under subclause 1, and (B) the 12 month period for required registration of Demand Shares pursuant to subclause 1 shall be tolled for the duration of the resultant delay or suspension. Notwithstanding anything to the contrary herein, in any 365-day period, the Purchaser shall not exercise its rights under this subclause 2(a) to suspend sales of Demand Shares (i) more than twice or (ii) for a total period in excess of 120 days.

     (b) If the Purchaser delays or suspends the Seller Registration Statement or requires the Sellers to cease sales of shares pursuant to paragraph
          (a) above,

________________________________________________________________________________

________________________________________________________________________________


          the Purchaser shall, as promptly as practicable following the termination of the circumstance which entitled the Purchaser to do so with the Seller's approval, take such actions as may be necessary to file or reinstate the effectiveness of the Seller Registration Statement and/or give written notice to all Sellers authorizing them to resume sales pursuant to the Seller Registration Statement. If as a result thereof the prospectus included in the Seller Registration Statement has been amended to comply with the requirements of the Securities Act, the Purchaser shall enclose such revised prospectus with the notice to Sellers given pursuant to this paragraph (b), and the Sellers shall make no offers or sales of shares pursuant to the Seller Registration Statement other than by means of such revised prospectus.

(3)  Registration Procedures
     -----------------------

     (a) In connection with the filing by the Purchaser of the Seller Registration Statement, the Purchaser shall furnish to each Seller a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

     (b) The Purchaser shall use its best efforts to register or qualify the Demand Shares covered by the Seller Registration Statement under the securities laws of each state of the United States and do any and all other acts and things which may reasonably be necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of the Consideration Shares owned by the Sellers; provided, however, that the Purchaser shall not be required in
          --------  -------
          connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

     (c) If the Purchaser has delivered preliminary or final prospectuses to the Sellers and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Purchaser shall promptly notify the Sellers and, if requested by the Purchaser, the Sellers shall immediately cease making offers or sales of shares under the Seller Registration Statement and return all prospectuses to the Purchaser. The Purchaser shall promptly provide the Sellers with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Sellers shall be free to resume making offers and sales under the Seller Registration Statement.

     (d) The Purchaser shall otherwise use all reasonable commercial efforts to comply with all applicable rules and regulations of the SEC, and make available to the Sellers, as soon as reasonably practicable, an earning statement covering the period of at least 12 months beginning with the first day of the Purchaser's first full calendar quarter after the effective date of the Seller Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

________________________________________________________________________________

________________________________________________________________________________


     (e) The Purchaser shall pay the expenses incurred by it in complying with its obligations under this clause 11, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Purchaser, fees and expenses of accountants for the Purchaser and reasonable fees and expenses of one counsel retained by the Sellers who are not employees of the Company immediately prior to the Completion, for the purposes of rendering legal opinion on behalf of such non-employee Sellers in connection with any underwritten registration of Demand Shares or Incidental Registration, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Sellers in connection with sales under the Seller Registration Statement and (ii) the fees and expenses of any counsel retained by Sellers, other than as referred to in this clause 11(e).

     (4)  Requirements of Sellers
          -----------------------

          The Purchaser shall not be required to include any Demand Shares in the Seller Registration Statement unless the Seller owning such shares furnishes to the Purchaser in writing such information regarding such Seller and the proposed sale of Demand Shares by such Seller as the Purchaser may reasonably request in writing in connection with the Seller Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

     (5)  Incidental Registration of Consideration Shares
          -----------------------------------------------

          (a) Whenever the Purchaser proposes to file a registration statement (other than the Seller Registration Statement filed pursuant to subclause 1) at any time and from time to time until three years from the date of the Completion, it will, prior to such filing, give prompt written notice to the Sellers of its intention to do so; provided, that no such notice need be given if no Consideration Shares are to be included therein as a result of a determination of the managing underwriter pursuant to subclause 5(b). Upon the written request of any Sellers given within 20 days after the Purchaser provides such notice (which request shall state the intended method of disposition of such Consideration Shares), the Purchaser shall use its best efforts to cause all Consideration Shares which the Purchaser has been requested by such Sellers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Sellers; provided that the Purchaser shall have the right to postpone or withdraw any registration effected pursuant to this subclause 5 without obligation to the Sellers.

     (b) If the registration for which the Purchaser gives notice pursuant to subclause 5(a) is a registered public offering involving an underwriting, the Purchaser shall so advise the Sellers as a part of the written notice given pursuant to subclause 5(a). In such event, the right of the Sellers to include their Consideration Shares in such registration pursuant to subclause 5 shall be

________________________________________________________________________________

________________________________________________________________________________


          conditioned upon the Sellers' participation in such underwriting on the terms set forth herein. Should any Sellers propose to distribute the Consideration Shares through such underwriting, such Sellers shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Purchaser. Notwithstanding any other provision of this subclause 5, if the managing underwriter advises the Purchaser in good faith that the inclusion of all shares requested to be registered would adversely affect the offering, the Purchaser may limit the number of Consideration Shares to be included in the registration and underwriting. The Purchaser shall so advise all holders of Consideration Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Purchaser held by holders other than the Sellers and other holders of securities of the Purchasers who are entitled, by contract with the Purchaser, to have securities included in such registration ("Other Holders") shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among the Sellers and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in subclause 5(a); provided that such registration rights of the Sellers and Other Holders shall be subordinate to the written registration rights of certain additional holders of securities of the Purchaser outstanding as of the date hereof. If the Sellers or any Other Holder requesting registration would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the Sellers and Other Holders requesting registration pro rata in the manner described in the preceding sentence. If the Sellers requesting registration disapprove of the terms of any such underwriting, such Sellers may elect to withdraw therefrom by written notice to the Purchaser, and any Consideration Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(6)  Indemnification
     ---------------

     (a) The Purchaser agrees to indemnify and hold harmless each Seller whose shares are included in any registration statement filed with the SEC pursuant to this clause 11 (the "Registration Statement") against any losses, claims, damages, expenses or liabilities to which such Seller may become subject by reason of any untrue statement of a material fact contained in the Registration Statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Purchaser by or on behalf of a Seller in writing for use in the Registration Statement. The Purchaser shall have the right to

________________________________________________________________________________

________________________________________________________________________________


          assume the defense and settlement of any claim or suit for which the Purchaser may be responsible for indemnification under this subclause 6.

     (b) The Sellers agree to indemnify and hold harmless the Purchaser against any losses, claims, damages, expenses or liabilities to which the Purchaser may become subject by reason of any untrue statement of a material fact contained in the Registration Statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance on and in conformity with information relating to the Sellers furnished in writing to the Purchaser by or on behalf of the Sellers for use in connection with the preparation of the Registration Statement. Provided that any such Seller's obligation to indemnify under this sub clause 6 (b) shall be individual, rather than joint and several, and shall be limited to the net amount of proceeds received by such Seller from the sale of Consideration Shares pursuant to such Registration Statement.

(7)  Assignment of Rights
     --------------------

     A Seller may not assign any of its rights under this clause 11 except in connection with the transfer of some or all of his, her or its Consideration Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution, and in the case of MAM to its subsidiary, holding company or other affiliate provided each such transferee agrees in
                                       ---------
     a written instrument delivered to the Purchaser to be bound by the provisions of this clause 11.

(8)  Investment and Experience
     -------------------------

     Each Seller will hereby be deemed to have represented and agreed as follows (terms used herein that are defined in Regulation S under the Securities Act are used as defined therein):

     (a) The Seller (i) is a non-U.S. person outside the United States acquiring the Consideration Shares for its own account, and (ii) is aware that such Consideration Shares are restricted securities and that such Consideration Shares may not be deposited into any unrestricted depositary facility in respect of the Shares established or maintained by a depositary bank, unless at the time of deposit such Consideration Shares are eligible for transfer in accordance with Rule 144(k) under the Securities Act.

     (b) The Seller understands that the Consideration Shares have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i)(A) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S or (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (ii)

________________________________________________________________________________

________________________________________________________________________________


          in accordance with all applicable securities laws of the states of the United States. No representation can be made as to the availability of the exemption provided by Rule 144 for resales of the Consideration Shares.

     (c) If the Seller is acquiring Consideration Shares for the account of another person, it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

     (d) The Seller acknowledges that the Purchaser, its affiliates and others will rely on the truth and accuracy of the foregoing acknowledgements, representations and agreements.

     Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by the Purchaser.

     Due to the restrictions on the offer and sale of securities in the United States, under U.S. securities laws and regulations, there can be no assurance that any offer of pre-emptive right will be open to U.S. holders of Consideration Shares.

     The Consideration Shares will bear a legend to the following effect, unless the Purchaser determines otherwise in compliance with applicable law:

          THE SHARES OF COMMON STOCK OF BOTTOMLINE TECHNOLOGIES (DE), INC. REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (NOR MAY IT OTHERWISE HEDGE ITS EXPOSURE WITH RESPECT TO THE SHARES) EXCEPT (A)(1) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDE BY RULE 144 THEREUNDER (IF AVAILABLE), AND (B) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE SHARES.


13.  Announcements

     No party shall make or permit any person connected with him to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed.

________________________________________________________________________________

________________________________________________________________________________


14.  NOTICES

(1) Any notice or other document to be served under this agreement may be delivered or sent by first class recorded delivery post or telex or facsimile process to the party to be served at his address appearing in this agreement or at such other address as he may have notified to the other parties in accordance with this clause 13.

(2)  Any notice or document shall be deemed to have been served:

     (a)  if delivered, at the time of delivery; or

     (b) if posted, at 10.00 a.m. on the second business day after it was put into the post; or

     (c) if sent by telex or facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any business day, and in any other case at 10.00 a.m. on the business day following the date of despatch.

(3) In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the telex or facsimile message was properly addressed and despatched as the case may be.

15.  RESOLUTIONS AND WAIVERS

(1) In relation to each Company the Sellers shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, its articles of association or any agreement or obligation affecting it to give effect to this agreement.

(2) Each Seller waives (and shall procure the waiver by his nominee(s) of) all rights of pre-emption which he (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Purchaser or its nominee(s) of the Shares or any of them.

(3) For so long after Completion as he remains the registered holder of any of the Shares each Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Shares and any distributions, property and rights deriving from them as the Purchaser directs; in particular, each Seller shall exercise all voting rights as the Purchaser directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

16.  SALE OF ELECTRO-MECHANIC, MEXICAN AND FRENCH BUSINESSES

     16.1 The Sellers shall indemnify and keep the Purchaser fully indemnified against all losses, liabilities (including any Liability to Taxation as defined in the Tax Deed), costs and expenses incurred by the Purchaser or any Company in respect of any claims, demands or actions against the Purchaser or any

________________________________________________________________________________

                                      21
________________________________________________________________________________

           Company howsoever arising in relation to the:

     (a)   Electro-Mechanic Sale Agreement; and
     (b)   Mexican Sale Agreement; and
     (c)   French Sale Agreement.

     16.2 For the avoidance of doubt, the indemnity given under this clause 15 shall be subject in all respects to the warranty and indemnity limitation provisions of clause 5 (save for clause 5(b)) and schedule 6 of this agreement.

17.  GENERAL

(1) Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

(2) Unless otherwise expressly stated all payments to be made under this agreement shall be made in US$ to the party to be paid as follows:

     (a) to the Sellers by delivery in immediately available funds to the account of the Sellers' Solicitors at:

          bank:                  Royal Bank of Scotland, Birmingham Colmore Road
                                 Branch
          sort code:             16-13-18,
          account number:        10156241; and

     (b) to the Purchaser by delivery in immediately available funds to the account of the Purchaser's Solicitors at:

          bank:                  Barclays Bank plc, 155 Bishopsgate  Branch
          sort code:             20-77-67
          account number:        63091888

(3) The receipt of the Sellers' Solicitors for any sum or document to be paid or delivered to a Seller will discharge the Purchaser's obligation to pay or deliver it to that Seller.

(4) If the Shares are sold or transferred after Completion the benefit of each of the obligations, Warranties and undertakings undertaken or given by any of the Sellers may be assigned to the purchaser or transferee of the Shares who may enforce them as if he had been named in this agreement as the Purchaser.

(5) Subject to subclause (4) above none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

(6) Where any obligation, representation, warranty or undertaking in this agreement is expressed to be made, undertaken or given by two or more of the Sellers they shall be jointly and severally responsible in respect of it.

________________________________________________________________________________

                                      22
________________________________________________________________________________

(7) The Purchaser may release or compromise in whole or in part the liability of any of the Sellers under this agreement or grant any time or other indulgence without affecting the liability of any other of the Sellers.

(8) Each party shall pay the costs and expenses incurred by him in connection with the entering into and completion of this agreement.

(9) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

(10) No variation of this agreement or any of the document in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties to this agreement and the Sellers shall irrevocably appoint MAM as their sole representative on their behalf or such other person as the Seller may nominate from time to time in writing.

18.  WHOLE AGREEMENT

(1) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

(2) The Sellers acknowledge that the Purchaser has not made any representations or warranties which have caused the Sellers to agree to accept the Consideration Shares or on which the Sellers have placed any reliance in agreeing to accept the Consideration Shares.

(3) Each of the parties acknowledges that in agreeing to enter into this agreement he has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this agreement. Each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to him in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this subclause shall limit or exclude any liability for fraud.

(4) A person who is not party to this agreement shall have no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

19.  GOVERNING LAW

(1) This agreement is governed by and shall be construed in accordance with English law.

(2) Each Seller submits to the non-exclusive jurisdiction of the English courts for all purposes relating to this agreement.

________________________________________________________________________________

                                      23
________________________________________________________________________________

AS WITNESS the hands of the Sellers and of a duly authorised officer of the Purchaser on the date which appears first on page 1.

________________________________________________________________________________

                                      24
________________________________________________________________________________


Executed by:


1.  Andrew Colin McCallum

2.  Catherine McCallum

3.  Danielle McCallum

4.  Oliver Glenn

5.  Andrew Colin McCallum and Catherine McCallum as Trustees of Charlotte
    McCallum

6.  Andrew Colin McCallum and Catherine McCallum as Trustees of Ashleigh Glenn

7.  Richard McCallum

8.  Peter Kenneth Rooke

9.  Pamela Rooke

10. Peter Kenneth Rooke and Pamela Rooke as Trustees of Thomas Penn Rooke

11. Simon Thomas Peter Rooke

12. James Daniel Wood

13. John A Clarke


All the above acting by  )
ROD THOMAS their duly    )  /s/ Roderick Thomas
authorised attorney      )


Witness signature           /s/ Jonathan Close

Witness full name           Jonathan Close

Witness address             35 Station Road
                            Harborne
                            Birmingham


Witness occupation          Solicitor

________________________________________________________________________________

                                      25
________________________________________________________________________________

Executed by:

1.   Christopher Wilson Peck

2.   Tracy Jane Peck

3.   Joanne Barbara Fortune

4. Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of Harriet Joanne Louise Fortune

5. Peter Stanley Fortune and Joanne Barbarra Fortune as Trustees of James Pete Matthew Fortune

6.   Stephen Joseph Cutler

7.   Kathryn Elizabeth Cutler

8.   John Christopher Shore

9.   Sharon Taylor

10.  Kevin Michael Hart

11.  Paul John Fannon

12.  Timothy Roger John Miller

13.  Simon Turley

14.  Stewart James Miller

15.  Nigel Kevin Savory

16.  David Graham Campion

17.  Martin John Weller

18.  Simon Morton

19.  Ian George Whitney

20.  Simon David Josephs

21.  Robert Bailey

22.  Edward Charles Adshead-Grant

________________________________________________________________________________

                                      26
________________________________________________________________________________

23.  Paul Lee Simpson

24.  Ian Frank Armstrong

25.  Simon John Huntley

26.  Keith William Adams

27.  Margaret Luzanycia

28.  Steven Andrew Crosson-Smith

29.  Michael Hassan

30.  Sally Joy Bailey

31.  Alistair Ian McQuade

32.  Paul Gordon

33.  Simon Collinson

34.  Alister James Humphreys

35.  Edward Pryor

36.  Richard James Harris

37.  Peter John Dale

38.  Anthony Steven White

39.  Ian Raymond Wheeler

40.  Nathan Jackson

41.  Richard Alan Dewar

42.  Ryan Jackson

43.  Douglas Wilkinson

44.  Lisa Kathryn Carmichael

45.  Paul Candahar Nott

46.  Ian Greville Jones

47.  Andrew Peter Ryan

________________________________________________________________________________

                                      27
________________________________________________________________________________

48.  Philip Taylor

49.  Patrick Lawerence Reeves

50.  Peter Michael Phillips

51.  Richard Gordon Machin

52.  David Charles Jewell

53.  Richard David Hatton

54.  Michelle Lees

55.  Julie Mary McGuire

56.  Kerry Elizabeth Hanna

57.  Candace Melanie Pridgeon

58.  Ceri Elizabeth Hancox

59.  Zoe Ann Kirby

60.  Carlos Hugo Esperanca

61.  Clive Kenneth Griffiths

62.  Mark John Overton

63.  Andre Tather

64.  Richard Alan Baldock

65.  Tim Ager

66.  Philip David Charnick

67.  Benjamin Toby Clancy

68.  Elaine Duncan

69.  Harvey Durrant

70.  Janet Edwina Mary Hester

71.  Wayne Jones

72.  James Richard Malyon

________________________________________________________________________________

                                      28
________________________________________________________________________________


73.  Alexis McArdle

74.  Richard Anthony Parry

75.  Gareth Rory Priest

76.  Andrew James Scarborough

77.  Matthew Andrew Shaw

78.  Anthony James Skinner

79.  Christopher John Conway

80.  Wendy Crosson Smith

81.  Anna Elizabeth Webb

82.  Vanda Jane Fannon



All the above acting by  )
PETER STANLEY            )     /s/ P. Fortune
FORTUNE their duly       )
authorised attorney      )


Witness signature              /s/ Jonathan Close

Witness full name              Jonathan Close

Witness address                35 Station Road
                               Harborne
                               Birmingham


Witness occupation            Solicitor

________________________________________________________________________________

                                      29
________________________________________________________________________________


Executed by:

1.  Rowan Nominees Limited c/o Mercury Asset Management Limited

2.  Rowan Nominees Limited a/c RR c/o Mercury Asset Management Limited

                               /s/ Trevor Bailey

All the above acting by   )
ROD THOMAS their duly     )    /s/ Roderick Thomas
authorised attorney       )


Witness signature              /s/ Jonathan Close

Witness full name              Jonathan Close

Witness address                35 Station Road
                               Harborne
                               Birmingham


Witness occupation             Solicitor



Executed by PETER         )
FORTUNE in the            )    /s/ P. Fortune
presence of:              )



Witness signature              /s/ Jonathan Close

Witness full name              Jonathan Close

Witness address                35 Station Road
                               Harborne
                               Birmingham


Witness occupation             Solicitor

________________________________________________________________________________

                                      30
_______________________________________________________________________________


BOTTOMLINE TECHNOLOGIES (de), INC.

By:  /s/ Daniel M. McGurl
     --------------------
     Name:    Daniel M. McGurl
     Title:   President & CEO